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                                                                      Exhibit 16

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

We were previously the independent accountants for MB Financial, Inc. and on February 9, 2001 we reported on the consolidated financial statements of MB Financial, Inc. and Subsidiaries as of and for the two years ended December 31, 2000. On November 16, 2001, we were dismissed as independent accountants of MB Financial, Inc. We have read MB Financial, Inc.'s statements included under Item 4 of its Form 8-K for November 26, 2001, and we agree with such statements.


                                       /S/ McGLADREY & PULLEN, LLP


                                       McGLADREY & PULLEN, LLP

Schaumburg, Illinois
November 26, 2001